UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    ________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)               October 22, 2004
_______________________________________________________________________________

                               UNISYS CORPORATION
_______________________________________________________________________________
            (Exact Name of Registrant as Specified in its Charter)


   Delaware                           1-8729                    38-0387840
_______________________________________________________________________________
(State or Other              (Commission File Number)         (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)


                                  Unisys Way,
                         Blue Bell, Pennsylvania  19424
_______________________________________________________________________________
              (Address of Principal Executive Offices)  (Zip Code)

                                 (215) 986-4011
_______________________________________________________________________________
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

            (c) Unisys Corporation announced today that its Board of Directors has elected Joseph W. McGrath as the company's President and Chief Executive Officer, effective January 1, 2005. Mr. McGrath, age 52, currently serves as the company's President and Chief Operating Officer, a position he has held since April 2004. Prior to April 2004, he had been an Executive Vice President of the company and President of its Enterprise Transformation Services business since 2000. Mr. McGrath, an officer of the company since 1999, joined Unisys in that year as Senior Vice President of Major Accounts Sales and Chief Marketing Officer. Before joining Unisys, Mr. McGrath was with Xerox Corporation. The company and Mr. McGrath have not yet entered into an employment agreement with respect to this new position.

As previously announced, the company's Chairman and Chief Executive Officer, Lawrence A. Weinbach, age 64, will step down as Chief Executive Officer effective January 1, 2005 and will continue as Chairman through January 2006.

                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     UNISYS CORPORATION


Date: October 22, 2004                            By: /s/ Janet B. Haugen
                                                      -------------------
                                                      Janet B. Haugen
                                                      Senior Vice President and
                                                      Chief Financial Officer